SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549
                        ----------------------------------

                                   FORM 8-K

                                CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest
event reported):                                  July 7, 1995
                                                  ------------



                    Republic Automotive Parts, Inc.
          ------------------------------------------------------
          (Exact name of registrant as specified in its charter)


   Delaware                     0-6215                  38-1455545
- ---------------            ----------------        ----------------------
(State or other            (Commission file        (I.R.S. Employer
jurisdiction of            Number)                 Identification Number)
incorporation)



        500 Wilson Pike Circle, Suite 115, Brentwood, Tennessee  37027
        --------------------------------------------------------------
                   (Address of principal executive offices)


                                 615-373-2050
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets
- ---------------------------------------------

         (a) On July 7, 1995, pursuant to an Agreement of Purchase and Sale of Assets (the "Purchase Agreement") dated as of June 20, 1995 by and among Beacon Auto Parts Company, a Delaware corporation ("BAP"), Beacon Auto Parts Company, a Pennslyvania business trust ("Trust" and together with Trust "Sellers"), Fred J. Pisciotta, an individual, Republic Automotive Parts Sales, Inc. ("RAPSI), a wholly-owned subsidiary of Republic Automotive Parts, Inc. (the Registrant") and the Registrant, RAPSI acquired certain assets (including inventory, accounts receivable, vehicles, fixtures, equipment and other non-real estate fixed assets) of Sellers, a privately held distributor of automotive parts based in Export, Pennslyvania (near Pittsburgh), and the Registrant acquired $1 million of accounts receivable of the business. The Purchase Agreement is filed as Exhibit 1 hereto.

         The estimated purchase price was $12,621,671 based on assumed levels and valuations of closing date inventory and an estimated closing date statement of assets and liabilities. In addition, RAPSI assumed an estimated $3,340,644 of trade accounts payable and accrued expenses. Such purchase price is subject to a definitive post-closing calculation and adjustment under the terms of the Purchase Agreement to take place approximately 120 days after the closing date (the "Settlement"). Of the purchase price, $1,000,000 was paid through the issuance of 69,232 shares of the Registrant's common stock and by the issuance of a $2,000,000 subordinated promissory note, payable over four years in equal annual installments and bearing interest at 7.055 interest per annum payable quarterly. Of the balance of the purchase price the sum of $8,659,504 was paid in cash at closing. The remainder of the purchase price will be paid following settlement. In anticipation of the acquisition, the Registrant increased the maximum availability under its revolving bank credit facility with Comerica Bank from $20 million to $35 million, and utilized $8 million of borrowings thereunder to fund amounts paid at closing. The Fifth Amended and Restated Revolving Credit Agreement dated as of July 5, 1995 is filed as Exhibit 2 hereto.

         In addition, the parties entered into a non-competition undertaking providing for payments aggregating $500,000, payable to the Trust in twenty equal quarterly installments of $25,000 each. Under the terms of the Purchase Agreement, Trust will be entitled to receive additional contingent purchase price payments over the next two and one-half years of up to $2.5 million based on the operations of the business meeting certain targets. RAPSI has assumed or entered into leases for 23 locations used by Sellers, including ten owned by BAP (or related parties).

         (b) It is the intention of RAPSI, subject to a review of each facility, to continue to use the purchased assets in substantially the same manner as prior to the acquisition with certain changes to operating procedures and upgrades to or changes of existing equipment.

Item 7.  Financial Statements and Exhibits
- ------------------------------------------

         (a) Financial Statements of Business Acquired - It is impractible to provide the required financial statements for the acquired business at this time. The required financial statements are to be filed by amendment to this Report on Form 8-K/A as soon as practicable, but not later than sixty
(60) days after this Report is required to be filed.

         (b) Pro Forma Financial Information - It is also impractible to provide the required pro forma financial information relating to the acquired business at this time. Such pro forma information are to be filed by amendment to this Report on Form 8-K/A as soon as practicable, but not later than sixty (60) days after this Report is required to be filed.

         (c)  Exhibits:

              1. Agreement of Purchase and Sale of Assets dated as of June 20, 1995 by and among Beacon Auto Parts Company, a Delaware corporation, Beacon Auto Parts Company, a Pennslyvania business trust, Fred J. Pisciotta, Republic Automotive Parts Sales, Inc. and Republic Automotive Parts, Inc., and various exhibits thereto.

              2. Fifth Amended and Restated Revolving Credit Agreement, dated as July 5, 1995, between Republic Automotive Parts, Inc. and Comerica Bank.

                                SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                REPUBLIC AUTOMOTIVE PARTS, INC.
                                       (Registrant)


                                By:/s/Donald B. Hauk
                                   ---------------------------
                                   Donald B. Hauk
                                   Executive Vice President and
                                    Chief Financial Officer

Dated: July 21, 1995
       -------------

                            EXHIBITS INDEX



      Exhibits

1. Agreement of Purchase and Sale of Assets dated as of June 20, 1995 by and among Beacon Auto Parts Company, Fred J. Pisciotta, Republic Automotive Parts Sales, Inc. and Republic Automotive Parts, Inc., and various exhibits thereto.

2. Fifth Amended and Restated Revolving Credit Agreement, dated as July 5, 1995, between Republic Automotive
    Parts, Inc. and Comerica Bank.